SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 30, 2007

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

On November 30, 2007, Millennium Biotechnologies Group, Inc. (the “Company”) entered into and consummated the transactions contemplated by a Loan Agreement (the “Loan Agreement”), pursuant to which the Company issued to Harborview Master Fund LP (“Harborview”) (a) its 6% Secured Convertible Note due November 30, 2008 (the “Note”) in the original principal amount of $550,000 and (b) 2,750,000 restricted shares of its Common Stock, par value $.001 per share with no Piggyback Registration Rights. Principal and interest are convertible at the rate of $0.14 per share (subject to adjustment under certain circumstances, including our issuance of shares or convertible securities with a conversion price less than the conversion price of the Note). The Note is secured by substantially all of the assets of the Company and of its wholly owned subsidiary Millennium Biotechnologies, Inc.

For a more detailed description of the transaction, see the Loan Agreement, the Note, the Security Interest Agreements and the Guarantee, each of which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Loan Agreement, dated November 30, 2007
10.2	Company’s 6% Secured Convertible Note due November 30, 2008
10.3	Security Interest Agreement, dated November 30, 2007, between Millennium Biotechnologies, Inc. and Harborview
10.4	IP Security Interest Agreement, dated November 30, 2007, between Millennium Biotechnologies, Inc. and Harborview
10.5	Guarantee of Millennium Biotechnologies, Inc. dated November 30, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2007

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

By:	/s/ Jerry E. Swon
Jerry E. Swon, Chief Executive Officer